SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                             the ("Exchange Act")

       Date of Report (date of earliest event reported): April 11, 2003


                           PrimePlayer Incorporated
            (Exact Name of Registrant as Specified in its Charter)

          Nevada                                            88-0442629
  (State or Other Jurisdiction                           (I.R.S. Employer
      of incorporation)                               Identification Number)


                     3993 Howard Hughes Parkway, Suite 270
                            Las Vegas, Nevada 89109
              (Address of Principal Executive Offices) (Zip Code)


                                (702) 892-9502
             (Registrant's Telephone Number, Including Area Code)


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Item 4.CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

       On April 11, 2003, PrimePlayer Incorporated (formerly Foxy Jewelry, Inc.) (the "Company") engaged Piercy Bowler Taylor & Kern, Certified Public Accountants and Business Advisors ("Piercy Bowler") as the Company's independent public accountants. The Company's Board of Directors approved the engagement of Piercy Bowler. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Piercy Bowler, neither the Company nor anyone on its behalf consulted with Piercy Bowler regarding either
(i) the application of accounting principles to a specific transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Piercy Bowler that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in
Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PrimePlayer Incorporated



/s/ Alexander Gilliland
-----------------------
Alexander Gilliland, President

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